UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2025

Nordstrom, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington 98101

(Address of principal executive offices)

Registrant’s telephone number, including area code (206) 628-2111

Inapplicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, without par value	JWN	New York Stock Exchange
Common stock purchase rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

As previously disclosed, on December 22, 2024, Nordstrom, Inc., a Washington corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Norse Holdings, Inc., a Delaware corporation (“Parent”) and Navy Acquisition Co. Inc., a Washington corporation and a direct, wholly owned subsidiary of Parent (“Acquisition Sub”). The Merger Agreement provides that, on the terms and subject to the conditions of the Merger Agreement, Acquisition Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Parent.

On April 15, 2025, the administrator of the Nordstrom 401(k) Plan (the “Plan”) provided notice of an anticipated blackout period under the Plan in order to prepare for the potential completion of the transactions contemplated by the Merger Agreement.

The blackout period may be necessary to ensure that all transactions in the Company’s common stock in the Nordstrom Stock Fund under the Plan are fully completed before the effective time of the Merger and so that, after the effective time of the Merger, the administrator of the Plan can process certain actions relating to the removal of the Nordstrom Stock Fund as an investment option in the Plan. During the blackout period, the Plan will restrict the ability of participants who have shares of Company common stock in their Plan accounts to complete certain transactions including loans, withdrawals and distributions, as well as make any exchanges or transfers to the extent those transfers involve the Nordstrom Stock Fund.

Assuming solely for the purposes of calculating the length of the blackout period that the Merger closes during the week of May 18, 2025, the blackout period would begin at 4:00 p.m. Eastern Time on May 15, 2025 and end during the week of May 18, 2025 (the “blackout period”). However, the actual closing of the Merger is not known at this time and is subject to certain conditions set forth in the Merger Agreement. Accordingly, the Company is currently unable to determine the exact dates for the blackout period.

In accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR as promulgated by the Securities and Exchange Commission, the Company sent a separate notice (the “Notice”) to its directors and executive officers on April 21, 2025, informing them of the blackout period and certain trading prohibitions they will be subject to during the blackout period. A copy of the Notice, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

During the blackout period and for a period of two years after the end date thereof, a security holder or other interested person may obtain, without charge, information regarding the blackout period, including the actual beginning and ending dates of the blackout period. This information is available by contacting the Chief Legal Officer, General Counsel and Corporate Secretary of the Company by mail at 1617 Sixth Avenue, Seattle, Washington 98101, or by telephone at (206) 628-2111.

Item 9.01. Financial Statements and Exhibits

(D) Exhibits:

Exhibit No.	Description
99.1	Notice to Directors and Executive Officers of Nordstrom, Inc. dated April 21, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Ann Munson Steines
Ann Munson Steines
Chief Legal Officer,
General Counsel and Corporate Secretary

Date: April 21, 2025

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